Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS FOURTH-QUARTER EPS OF $0.07 AND
ADJUSTED EPS OF $0.25
———————————
Revenues Increase 17.7% to $199.1 Million
———————————
Establishes 2015 Financial Guidance

NASHVILLE, Tenn. (February 24, 2015) – Ben R. Leedle, Jr., president and chief executive officer of Healthways (NASDAQ: HWAY), today announced financial results for the fourth quarter and year ended December 31, 2014. For the quarter, revenues increased 17.7% to $199.1 million from $169.2 million for the fourth quarter of 2013. Net income for the fourth quarter of 2014 was $2.6 million, or $0.07 per diluted share, compared with a net loss of $5.3 million, or $0.15 per share, for the fourth quarter of 2013. Adjusted net income per diluted share was $0.25 for the fourth quarter of 2014 compared with an adjusted net loss of $0.12 per share for the fourth quarter of 2013. Adjusted results for the fourth quarter of 2014 exclude the impact of two legal settlements totaling $8.4 million, or $0.15 per share, and non-cash interest expense of $0.03 per share. (See pages 9 and 10 for a reconciliation of non-GAAP financial measures.)

For 2014, revenues increased 11.9% to $742.2 million from $663.3 million for 2013. Net loss for 2014 was $5.6 million, or $0.16 per share, compared with a net loss for 2013 of $8.5 million, or $0.25 per share. Adjusted net income per diluted share for 2014 was $0.27, which excludes non-cash interest expense of $0.12 and the impact of three legal settlements totaling $0.32, compared with adjusted net loss of $0.19 per share for 2013, which excludes non-cash interest expense of $0.05.

"Healthways produced strong profitable growth for the fourth quarter of 2014," said Leedle. "This performance drove 11.9% growth in revenues for full-year 2014.  As anticipated due to the high fixed-cost nature of our scaled operating platform, this meaningful revenue growth generated significant operating leverage for 2014, with adjusted EBITDA increasing 43.6% compared with 2013.  As a percentage of revenue, adjusted EBITDA expanded from 8.2% for 2013 to 10.6% for 2014.

"Net cash flows from operations for the fourth quarter of 2014 were $19.8 million. This total was less than we expected and primarily reflects routine fluctuations in the timing of accounts receivable collections. For 2014, net cash flows from operations for 2014 were $52.1 million, and capital expenditures totaled $43.0 million, or 5.8% of revenue.  Our ratio of total debt to EBITDA, as calculated under our credit agreement, improved significantly to 3.10 at the end of the year from 3.85 at the end of the third quarter of 2014."

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HWAY Reports Fourth-Quarter Results

February 24, 2015

Broad Market Adoption of Population Health Services

"The past year was a pivotal period in the market's recognition of and demand for population health services," Leedle added. "Our revenue growth in 2014 came from all of our customer markets: commercial health plans; Medicare and Medicaid health plans; large employers; health systems, hospitals and physicians; and international. The strong market demand for population health services has continued into 2015, and our business development activities for our Well-Being Improvement SolutionTM remain robust across all our customer markets."

2015 Financial Guidance

Key Elements (See pages 9 and 10 for a reconciliation of non-GAAP financial measures):

•	Guidance for 2015 revenues is in a range of $800 million to $825 million.
•	Guidance for 2015 EBITDA margin is in a range of 10.5% to 11.0%.
•	Earnings guidance:

Guidance
Year Ending
December 31,
2015
Adjusted net earnings per diluted share	$0.35 - 0.47
Non-cash interest expense per diluted share	(0.12)
Net earnings per diluted share	$0.23 - 0.35

Healthways expects the shape of 2015 quarterly earnings progression will follow a similar pattern to 2014. The Company expects a loss in the first quarter driven mainly by the expected timing of recognizing performance-based revenues primarily in the second half of the year. The Company anticipates sequential-quarter revenue and earnings growth, resulting not only from the timing of recognizing performance-based revenues, but also from the ramp of existing contracts and from new contracts expected to be signed in 2015.  Healthways expects adjusted operating cash flow for 2015 in a range of $80 million to $90 million, which excludes cash payments for legal settlements of $13.9 million, total capital expenditures of $37 million to $42 million, and further improvement in its ratio of total debt to EBITDA, as calculated under its credit agreement, by the end of 2015.

Summary

Leedle concluded, "As the world's leading provider of well-being improvement solutions, Healthways is well-positioned to serve accelerating global demand for population health services.  As evidenced in our financial and operating results for 2014, we expect continued successful execution of our business model will drive profitable growth and increased shareholder value."

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software.  Presentation materials related to the conference call may also be accessed by going to www.healthways.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 9216905, and the replay will also be available on the Company's web site for the next 12 months.

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HWAY Reports Fourth-Quarter Results

February 24, 2015

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly and year-end financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the effectiveness of management's strategies and decisions;
•	the Company's ability to sign and implement new contracts for our solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company's business;
•
the Company's ability to achieve estimated annualized revenue in backlog in the manner and within the timeframe we expect, which is based on certain estimates regarding the implementation of our services;

•	the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services;
•
the Company's ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts;
•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;
•
the Company's ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or patient health information and lead to enforcement actions, fines and other litigation against the Company;

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HWAY Reports Fourth-Quarter Results

February 24, 2015

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed our resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	counterparty risk associated with our interest rate swap agreements and foreign currency exchanged contracts;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and

•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs.  Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents.  Learn more at www.healthways.com.

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HWAY Reports Fourth-Quarter Results

February 24, 2015

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues	$199,136	$169,235	$742,183	$663,285
Cost of services (exclusive of depreciation and amortization of $9,373, $9,357, $37,741, and $36,183, respectively, included below)	154,705	141,552	598,280	547,387
Selling, general and administrative expenses	16,292	17,389	65,377	61,205
Depreciation and amortization	13,128	13,292	53,378	52,791
Legal settlement charges	8,352	—	17,715	—

Operating income (loss)	6,659	(2,998)	7,433	1,902
Interest expense	4,108	4,593	17,581	16,079

Income (loss) before income taxes	2,551	(7,591)	(10,148)	(14,177)
Income tax benefit	(27)	(2,301)	(4,587)	(5,636)

Net income (loss)	$2,578	$(5,290)	$(5,561)	$(8,541)

Earnings (loss) per share:
Basic	$0.07	$(0.15)	$(0.16)	$(0.25)

Diluted	$0.07	$(0.15)	$(0.16)	$(0.25)

Comprehensive income (loss)	$1,651	$(5,575)	$(7,202)	$(8,019)

Weighted average common shares
and equivalents:
Basic	35,417	35,086	35,302	34,489
Diluted (1)	36,560	35,086	35,302	34,489

(1)The assumed exercise of stock-based compensation awards for the three months ended December 31, 2013 and the twelve months ended December 31, 2014 and 2013 was not considered because the impact would be anti-dilutive.

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HWAY Reports Fourth-Quarter Results

February 24, 2015

HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS
	December 31,	December 31,
	2014	2013
Current assets:
Cash and cash equivalents	$1,765	$2,584
Accounts receivable, net	126,559	89,484
Prepaid expenses	10,680	9,228
Other current assets	7,662	6,857
Income taxes receivable	2,917	1,402
Deferred tax asset	13,118	9,667
Total current assets	162,701	119,222

Property and equipment:
Leasehold improvements	39,285	37,463
Computer equipment and related software	316,808	290,392
Furniture and office equipment	23,257	22,881
Capital projects in process	38,389	25,228
	417,739	375,964
Less accumulated depreciation	(252,043)	(217,766)
	165,696	158,198

Other assets	75,550	53,629
Intangible assets, net	69,161	79,162
Goodwill, net	338,800	338,800

Total assets	$811,908	$749,011

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HWAY Reports Fourth-Quarter Results

February 24, 2015
HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31,	December 31,
	2014	2013
Current liabilities:
Accounts payable	$37,204	$33,125
Accrued salaries and benefits	24,198	20,157
Accrued liabilities	62,674	32,065
Deferred revenue	8,282	4,496
Contract billings in excess of earned revenue	15,232	17,411
Current portion of long-term debt	20,613	14,340
Current portion of long-term liabilities	2,127	2,822
Total current liabilities	170,330	124,416

Long-term debt	231,112	237,582
Long-term deferred tax liability	32,883	33,320
Other long-term liabilities	72,993	51,003

Stockholders' equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
35,511,221 and 35,107,303 shares outstanding, respectively	35	35
Additional paid-in capital	292,346	283,244
Retained earnings	42,439	48,000
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(2,048)	(407)
Total stockholders' equity	304,590	302,690

Total liabilities and stockholders' equity	$811,908	$749,011

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HWAY Reports Fourth-Quarter Results

February 24, 2015
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	Twelve Months Ended
	December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(5,561)	$(8,541)
Adjustments to reconcile net loss to net cash flows provided by operating activities, net of business acquisitions:
Depreciation and amortization	53,378	52,791
Amortization of deferred loan costs	1,855	1,685
Amortization of debt discount	6,757	3,140
Share-based employee compensation expense	8,349	7,116
Deferred income taxes	(6,972)	(5,077)
Excess tax benefits from share-based payment arrangements	(525)	(718)
(Increase) decrease in accounts receivable, net	(38,130)	19,099
Decrease (increase) in other current assets	1,589	(598)
(Decrease) increase in accounts payable	(9,343)	9,224
Increase (decrease) in accrued salaries and benefits	3,165	(5,780)
Increase (decrease) in other current liabilities	26,990	(1,196)
Other	10,546	383
Net cash flows provided by operating activities	52,098	71,528

Cash flows from investing activities:
Acquisition of property and equipment	(42,991)	(41,346)
Investment in joint ventures	(7,050)	(6,507)
Business acquisitions, net of cash acquired	—	(830)
Other	(1,164)	(1,210)
Net cash flows used in investing activities	(51,205)	(49,893)

Cash flows from financing activities:
Proceeds from borrowings of long-term debt	467,126	352,850
Payments of long-term debt	(481,515)	(529,874)
Deferred loan costs	(391)	(5,264)
Excess tax benefits from share-based payment arrangements	525	718
Exercise of stock options	2,851	12,748
Proceeds from cash convertible senior notes	—	150,000
Proceeds from convertible note	—	20,000
Proceeds from sale of warrants	—	15,150
Payments for convertible note hedge transaction	—	(36,750)
Change in cash overdraft and other	11,227	526
Net cash flows used in financing activities	(177)	(19,896)

Effect of exchange rate changes on cash	(1,535)	(914)

Net (decrease) increase in cash and cash equivalents	(819)	825

Cash and cash equivalents, beginning of period	2,584	1,759

Cash and cash equivalents, end of period	$1,765	$2,584
Noncash Activities:
Assets acquired through capital lease obligation	$6,702	—
Issuance of unregistered common stock associated with Ornish partnership	—	$467

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HWAY Reports Fourth-Quarter Results

February 24, 2015

HEALTHWAYS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share
 to Net Income (Loss) and Net Income (Loss) Per Share, GAAP Basis

	Three Months Ended December 31, 2014		Three Months Ended December 31, 2013		Twelve Months Ended December 31, 2014		Twelve Months Ended December 31, 2013
	$ in thousands	Per Share	$ in thousands	Per Share	$ in thousands	Per Share	$ in thousands	Per Share
Adjusted net income (loss) (1)	$9,058	$0.25	$(4,144)	$(0.12)	$9,989	$0.27	$(6,648)	$(0.19)
Net loss attributable to non-cash interest charges (2)	(1,051)	(0.03)	(1,146)	(0.03)	(4,084)	(0.12)	(1,893)	(0.05)
Net loss attributable to legal settlement charges (3)	(5,429)	(0.15)	—	—	(11,466)	(0.32)	—	—
Net income (loss), GAAP basis (4)	$2,578	$0.07	$(5,290)	$(0.15)	$(5,561)	$(0.16)	$(8,541)	$(0.25)

(1) Adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP financial measures.  The Company excludes net loss attributable to non-cash interest and legal settlement charges from these measures because of their comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted net income (loss) or adjusted net income (loss) per share in isolation or as a substitute for net income (loss) or net income (loss) per share determined in accordance with accounting principles generally accepted in the United States.

(2) Net loss attributable to non-cash interest charges represents the after-tax impact of the amortization of a debt discount for the three and twelve months ended December 31, 2014 and 2013.

(3) Net loss attributable to legal settlement charges represents the after-tax impact of one legal settlement included in the Company's results of operations for the quarter ended March 31, 2014 and two legal settlements included in the Company's results of operations for the quarter ended December 31, 2014.

(4) Figures may not add due to rounding.

Reconciliation of Adjusted EBITDA
to Net Loss, GAAP Basis
(In thousands)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2014	December 31, 2013	Growth
Adjusted EBITDA (5)	$78,526	$54,693	43.6%
Legal settlement charges (6)	(17,715)	—
Depreciation and amortization	(53,378)	(52,791)
Interest expense	(17,581)	(16,079)
Income tax benefit	4,587	5,636
Net loss, GAAP basis	$(5,561)	$(8,541)

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HWAY Reports Fourth-Quarter Results

February 24, 2015

(5) Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes legal settlement charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA in isolation or as a substitute for net loss determined in accordance with accounting principles generally accepted in the United States.

(6) Legal settlement charges represent one legal settlement included in the Company's results of operations for the quarter ended March 31, 2014 and two legal settlements included in the Company's results of operations for the quarter ended December 31, 2014.

Reconciliation of Adjusted Cash Flows provided by Operating Activities to Net Cash Flows provided by Operating Activities, GAAP Basis
(In millions)

	Twelve Months Ended	Guidance for Twelve Months Ending
	December 31, 2014	December 31, 2015
Adjusted net cash flows provided by operating activities (7)	$56.1	$80.0 -90.0
Less: Legal settlements (8)	(4.0)	(13.9)
Net cash flows provided by operating activities	$52.1	$66.1 -76.1

(7) Adjusted net cash flows provided by operating activities is a non-GAAP financial measure.  The Company excludes legal settlement charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted net cash flows provided by operating activities in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with accounting principles generally accepted in the United States.

(8) For the twelve months ended December 31, 2014, legal settlements consist of $4 million paid in connection with the Company's settlement of a legal matter in April 2014. For the twelve months ending December 31, 2015, the Company expects to pay $5.5 million in connection with the April 2014 legal settlement as well as $8.4 million related to two additional legal settlements, which were reflected in the Company's results of operations for 2014.

Reconciliation of Adjusted EPS Guidance
to EPS Guidance, GAAP Basis
Twelve Months Ending
December 31, 2015
Adjusted EPS guidance (9)	$0.35-0.47
EPS (loss) guidance attributable to non-cash interest charges (10)	(0.12)
EPS guidance, GAAP basis	$0.23-0.35

(9) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to non-cash interest charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(10) EPS guidance attributable to non-cash interest charges consists of pre-tax charges of $7.1 million for the twelve months ending December 31, 2015 associated with amortization of a debt discount.

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